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                                 Exhibit 21.1

                           SunGard Data Systems Inc.
                        Subsidiaries of the Registrant
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Name of Subsidiary                            Jurisdiction of Incorporation
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
Portfolio Administration Limited/(1)(2)/        England
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Shaw Data Securities, Inc./(1)/                 New York
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Shaw Data Services, Inc./(1)(3)/                New York
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SunGard Business Systems Inc./(1)(4)/           Alabama
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SunGard Capital Markets Inc./(1)(5)/            Pennsylvania
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SunGard Computer Services Inc./(6)/             Pennsylvania
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SunGard Financial Systems Inc./(1)(7)/          Delaware
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SunGard Institutional Investments Inc./(8)/     North Carolina
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SunGard Investment Systems Inc./(1)/            Delaware
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SunGard Investment Ventures, Inc./(9)(10)/      Delaware
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SunGard Management Inc./(1)(10)/                Delaware
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SunGard Recovery Services Inc./(1)(11)/         Pennsylvania
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SunGard Shareholder Systems Inc./(1)/           Delaware
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SunGard Trust Systems Inc./(1)/                 North Carolina
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(1)   Wholly owned subsidiary of SunGard Investment Ventures, Inc.

(2)   Conducts certain operations through two wholly owned foreign subsidiaries.

(3) Conducts certain operations through two wholly owned domestic subsidiaries and two wholly owned foreign subsidiaries.

(4) Organized into, and conducts business under the names of, three operating divisions--SunGard Asset Management Systems, SunGard Employee Benefit Systems, and SunGard Mailing Services.

(5) Conducts certain operations through three wholly owned domestic subsidiaries and fourteen wholly owned foreign subsidiaries.

(6)   Wholly owned subsidiary of SunGard Management Inc.

(7) Sometimes conducts business under the names Money Management Systems, Phase3 Systems, SunGard Brokerage Systems, SunGard Global Systems, SunGard Insurance Systems, SunGard Securities Systems, Warrington Financial Systems and Wismer Associates; conducts certain operations through one wholly owned domestic subsidiary which sometimes conducts business under the names Information Systems of America and SunGard Insurance Systems.

(8)   Wholly owned subsidiary of SunGard Trust Systems Inc.

(9)   Wholly owned subsidiary of SunGard Data Systems Inc.

(10)  Not an operating company.

(11) Conducts certain operations through one wholly owned foreign subsidiary. Sometimes conducts business under the name SunGard Planning Solutions.